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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MEDIS TECHNOLOGIES LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIS TECHNOLOGIES LTD.

Notice of 2004 Annual Meeting of Stockholders
To be Held on June 30, 2004

To the Stockholders of Medis Technologies Ltd.:

        The 2004 Annual Meeting of Stockholders of Medis Technologies Ltd. will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020, on June 30, 2004 at 10:00 a.m., local time, for the following purposes:

        1.     To elect eight directors to serve for a term of one year.

        2.     To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 38,000,000.

        3.     To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock available for option grant thereunder from 3,300,000 to 3,800,000.

        4.     To consider and vote upon a proposal to amend our 1999 Stock Option Plan to (i) provide for certain tax benefits for employees and directors residing in the State of Israel and (ii) grant our board of directors authority to permit the assignment or transfer of outstanding options to an expanded category of persons and entities.

        5.     To transact such other business as may properly come before the annual meeting.

        The record date for determining stockholders entitled to vote at the annual meeting is the close of business on May 17, 2004. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

By Order of the Board of Directors
Robert K. Lifton, Secretary

New York, New York
May 28, 2004

MEDIS TECHNOLOGIES LTD.
805 Third Avenue
New York, New York 10022

PROXY STATEMENT

Questions and Answers Regarding This Proxy Statement

        Who is soliciting your proxy?    Our board of directors is soliciting your proxy. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

        When was the proxy statement mailed to stockholders?    This proxy statement was first mailed to stockholders on or about June 1, 2004.

        Who may attend the annual meeting?    All stockholders of record as of the close of business on May 17, 2004 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the annual meeting.

        Who is paying for the solicitation of proxies?    We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

        Who may vote at the annual meeting?    If you are a holder of common stock as of the close of business on May 17, 2004, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

        How do you vote?    Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

        How will your shares be voted?    All properly completed and unrevoked proxies that are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

        Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have the same effect as a vote against the proposed amendment to our Certificate of Incorporation and will have no effect on the outcome of any of the other proposals.

        Is your vote confidential?    Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

        What is the record date and what constitutes a quorum?    Our board of directors has selected the close of business on May 17, 2004 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on May 17, 2004 may vote their shares of common stock at the annual meeting. On the record date, 26,209,011 shares of common stock were issued and outstanding. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting may be adjourned.

        How many votes are needed to approve each proposal?    The election of directors requires the affirmative vote of the holders of a plurality of the voting power of our common stock that are present in person or by proxy at the meeting. The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock outstanding on the record date. The approval of each other matter requires the affirmative vote of the holders of a majority of the voting power of our common stock that are present in person or by proxy at the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

        At the annual meeting, you will elect eight individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors. Each nominee is currently a member of our board of directors.

        One vacancy was created on our board of directors during 2003 as a result of the death of Seymour Heinberg. That vacancy was filled by our board of directors with the appointment of Mitchell H. Freeman on April 30, 2004. Howard Weingrow, our President, identified Mr. Freeman as a candidate to our board of directors and our independent directors, voting alone, recommended Mr. Freeman for our board's selection.

Information Concerning Nominees

Name	Age	Director Since	Principal Occupation and Business Experience During the Past Five Years
Robert K. Lifton	76	1992	Our Chairman of the Board, Chief Executive Officer and Secretary since inception. He is also a director of our subsidiaries Medis Inc., Medis El Ltd. and More Energy Ltd. Mr. Lifton is a director and member of the executive and investment committees of Bank Leumi USA, a director of Leumi Investment Services, Inc., the co-chairman of the U.S.-Middle East Project of the Council on Foreign Relations, chair of the Public Health Research Institute and serves on the boards of numerous philanthropic organizations. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was President of the American Jewish Congress and is the founding Chairman and Chairman Emeritus of the Israel Policy Forum. In 1983, he was a founder of Preferred Health Care Ltd. and served as its President. In 1961, he co-founded with Mr. Weingrow the Transcontinental Investing Corporation, serving as its President until 1968, when it was listed on the New York Stock Exchange, and then Chairman of the Board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.
Howard Weingrow	81	1992
			Our President and Treasurer since our inception. He is also a director of Medis Inc., Medis El and More Energy. Mr. Weingrow is a trustee of the Children's Medical Fund and the North Shore-Long Island Jewish Health System. He also is an officer and director of a number of privately held companies. Mr. Weingrow is the founder of the Weingrow Family Children's Urology Research Laboratory and the Center for Childhood Asthma of Long Island Jewish Hospital and the Weingrow Collection of Avant Garde Art and Literature at Hofstra University. In 1985, Mr. Weingrow was the recipient of the Hofstra University Presidential Medal. He was a trustee of the Nassau County Museum of Art until 2002. He was Chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997. In 1983, he was a founder of Preferred Health Care Ltd. and served on its Board of Directors. In 1961, he co-founded with Mr. Lifton the Transcontinental Investing Corporation, serving as its Executive Vice President until 1968 and then President until its merger in 1972. Mr. Weingrow served as Treasurer of the Democratic National Committee in 1971 and 1972 and as deputy finance chairman of the Carter for President campaigns in 1976 and 1980.

Jacob S. Weiss	51	1997
			Our Senior Vice President-Business Development since August 2000 and a consultant to More Energy since July 2002. He was also engaged by us in a consulting capacity from November 1999 through August 2000. Mr. Weiss is also a director of Medis Inc., Medis El and More Energy. Mr. Weiss served as the Corporate Vice President and General Counsel to Israel Aircraft Industries Ltd., our largest stockholder, from 1996 to 2000. Prior to that, he was Deputy General Counsel International Division of Israel Aircraft. Mr. Weiss was the Chief Executive Officer until December 2001 of ImageSat International, a company established by Israel Aircraft to commercialize its remote sensing satellite technology.
Amos Eiran	67	1997
			Mr. Eiran serves as Chairman of Atudot, a major Israeli pension fund, and Chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. He also serves as a director of Delek Oil Explorations. Through the summer of 2002, Mr. Eiran served as the Chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was Director General of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister. Prior to that, he was Director General and Chairman of Mivtahim, the largest pension fund in Israel. Mr. Eiran is also a director of Medis Inc. and Medis El.
Zeev Nahmoni	63	1997
			Mr. Nahmoni is the Chief Executive Officer and Co-Chairman of Petrus Business Development and Marketing since December 2003, and is the Chief Executive Officer of Cellot Inc., a start-up company seeking to develop electronic chips for digital applications, since January 2004. He retired in June 2003 from the position of Vice President of Marketing and Business Development of Israel Aircraft, which he held since 2002. Prior to that, he was the Vice President and General Manager of the Electronics Group of Israel Aircraft since 1997 and the Deputy General Manager of the Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the General Manager of the Tamam Division of the Electronics Group of Israel Aircraft from 1992 to 1995. Mr. Nahmoni is also a director of ImageSat International. He is also a director of Medis Inc. and Medis El.

Jacob E. Goldman	82	2000
			Dr. Goldman is Chairman of the Board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April 2000. From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of Bank Leumi USA. From 1983 to 1994, he founded and served as Chairman and Chief Executive Officer of Softstrip, Inc. From 1968 to 1983 he served as Senior Vice President and Chief Technical Officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC). Between 1955 and 1968 he served as director of Ford Motor Company's scientific research laboratory. Dr. Goldman has previously served on boards of various corporations and institutions including Xerox, GAF, Inc., General Instrument Corporation, Lex Services PLC, Peerlogic Inc. and United Brands and was President of the American Technion Society. He received his Ph.D. in physics from the University of Pennsylvania. Dr. Goldman is a member of our audit committee.
Philip Weisser	76	2003
			Mr. Weisser was the founder in 1956 and is the President of Philip Weisser, CPA, P.C. which, since 1992, provides consulting services (business, tax and investment advisory). He is a Certified Public Accountant and an Accredited Estate Planner. Throughout Mr. Weisser's career, he has been active in the New York State Society of CPAs, lecturing, writing articles and chairing committees. Mr. Weisser began his career at Haskins & Sells, auditing public corporations. He is an active member of the Board of Trustees of the Jewish Child Care Association of New York for the last 16 years. Mr. Weisser has a BBA degree in accounting from The College of the City of New York and an M.S. degree in management from Columbia University. Mr. Weisser is Chairman of our audit committee.

Mitchell H. Freeman	54	2004
Mr. Freeman is the Chief Executive Officer of Freeman Meyer and Associates, LLC, a financial advisory and consulting firm focused on strategic financial advisory activities, business development opportunities, turnaround situations and capital investment projects since January 2003. Mr. Freeman also serves as an advisor to Eye Care International, Inc., a publicly traded discount fee-for-service eye care company since May 2000, and to icit America, Inc., a privately-held Canadian company introducing hospitality solutions for the U.S. hotel industry, since April 2003. Mr. Freeman founded in February 1994 and was the Chief Executive Officer of Interactive Ventures Incorporated, a value added reseller of interactive voice response systems providing automated telephone information and sales data collection systems to the regional shopping center industry, until the sale of its business in February 2001. He was also a founding director and shareholder of a major central station alarm company providing high level security to commercial businesses in New York City, until the sale of its business in 1997. From 1989 through July 1991, Mr. Freeman served as a Managing Director of Fuji-Wolfensohn Inc., a joint venture between James D. Wolfensohn, Inc., an international investment banking firm, and Fuji Bank. In addition, Mr. Freeman has served in other senior level management positions, primarily in the area of real estate investment banking, at Corporate Property Investors, Lazard Realty Inc. (a subsidiary of Lazard Freres & Co. LLC) and J.P. Morgan Investment Management Inc. Mr. Freeman is a founding board member of Replications Inc., a not-for-profit education organization committed to replicating successful public schools in new environments. Mr. Freeman received a Masters degree in Business Administration from Columbia University and holds a B.A. from George Washington University. Mr. Freeman is a member of our audit committee.

        Our board of directors unanimously recommends that you vote FOR the election of the nominees listed above.

Identification of Executive Officers and Key Employees

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Zvi Rehavi	69	Our Executive Vice President since June 2000 and the Executive Vice President and General Manager of Medis El since its inception in July 1992. Mr. Rehavi was also General Manager of More Energy from its inception in December 1998 to October 2000. From 1989 to 1991, he was Manager of Development and Production of Patriot Missile Sensors, a joint venture of Israel Aircraft and Martin Marietta. From 1984 to 1989, he was Israel Aircraft's Director of Sensors and Electro Mechanical Components. From 1966 to 1974, he was Manager, Inertial Components Laboratory at Israel Aircraft. From 1958 to 1966, he served with the Technical Office of the Ministry of Defense of Israel. He has a Masters of Engineering Science from the University of Pennsylvania. He was a Ph.D. candidate in Applied Physics at Hebrew University, Jerusalem, and an MBA candidate at the Wharton School.
Israel Fisher	56
		Our Senior Vice President-Finance since February 2004 and our Vice President-Finance since June 2000 until that date. Mr. Fisher has been Vice President-Finance and Secretary of Medis El since its inception in 1992 and is also Vice President-Finance of More Energy. From 1990 to 1992, he served as the Deputy Manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the Deputy Finance Manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University: one in accounting and the other in Economics and Business Administration.
Gennadi Finkelshtain	44
		A director of More Energy Ltd., its General Manager since October 2000 and its Director of Research and Development since its establishment in 1998 to October 2000. He has also been our Chief Technical Officer-New Energies since 2002. From 1996 to 1998 he served as Production Manager at Limat electrochemical company in Israel. Following his immigration to Israel in 1990 he was employed, among other employers, by Homesh Contractors where he managed and installed systems at Hadera power station in Israel. Prior to this, from 1984 to 1989, he was the Chief Project Engineer at the Leningrad Technological Institute of Building Materials, being responsible for planning, installing, setting up and running various types of energy systems and production lines. Mr. Finkelshtain received his BSc. degree in power engineering from Leningrad Technological Institute of Pulp and Paper Industries in 1981. Mr. Finkelshtain has been included in "Who's Who in the World" for his innovations in the field of fuel cell technology for portable electronic applications.

Board of Directors and Committees of the Board of Directors

        Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

        We do not have a stock option committee charged to review and implement appropriate action with respect to matters pertaining to stock options granted under our stock option plan nor do we have a compensation committee charged with reviewing and recommending to the board compensation programs for our officers. Compensation of our executive officers, including the grant of stock options, is determined, or recommended for our board's determination, by a majority of our independent directors voting alone.

        Our audit committee consists of Philip Weisser, Chairman, Jacob E. Goldman, and Mitchell H. Freeman. Mr. Weisser was appointed as Chairman of the committee in April 2004. Our Board of Directors has determined that each member of the audit committee meets the Nasdaq Marketplace Rule definition of "independent" for audit committee purposes. The committee operates under a written charter, which is attached as Exhibit A to this proxy statement. Our Board of Directors has also determined that Mr. Weisser meets the SEC definition of an "audit committee financial expert." As more fully described in its charter, the functions of the audit committee include the following:

  •
  appointment of independent auditors, determination of their compensation and oversight of their work;

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  review the arrangements for and scope of the audit by independent auditors;

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  review the independence of the independent auditors;

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  consider the adequacy and effectiveness of the accounting and financial controls;

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  pre-approve audit and non-audit services;

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  establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

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  review and approve any related party transactions; and

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  discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

        Our audit committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2003, our board of directors held one meeting and took action by unanimous written consent on thirteen occasions and our audit committee held two meetings and took action by unanimous written consent on three occasions. Each director attended the meeting of our board of directors and all members of the audit committee at such time attended both audit committee meetings.

Independence of Majority of Board of Directors

        Our board of directors has determined that each of our non-employee directors (Messrs. Eiran, Nahmoni, Weisser, Goldman and Freeman), who collectively constitute a majority of our board of directors, meets the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nominations and Qualifications

        Our board of directors has no nominating committee. The board has determined that given its relatively small size, and that there have historically been very few vacancies on the board, director nominees could be selected, or recommended for our board's selection, by a majority of independent directors voting alone. The board does not currently have a charter or written policy with regard to the nomination process. The nominations of the directors standing for election at the 2004 annual meeting were recommended for our board's determination by our independent directors and unanimously approved by our board of directors.

        At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee's name and qualifications for board membership and should be addressed to: Howard Weingrow, President, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

        Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, our independent directors and board of directors as a whole considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

        We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Ethics

        Our board of directors unanimously adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and our other employees and employees of our subsidiaries. We have made the Code of Ethics available on our website at www.medistechnologies.com.

Stockholder Communication with Board Members

        We maintain contact information for stockholders, both telephone and email, on our website under the heading "Contact Us." By following the "Contact Us" link, a stockholder will be given access to our telephone number and mailing address, as well as links for providing email correspondence both to us and to our investor relations group. Communications specifically marked as a communication for our board of directors will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications sent directly to us via telephone, facsimile or email for our board of directors will be forwarded to the board by an officer.

Board Member Attendance at Annual Meetings

        Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Three of the eight members of our board of directors in 2003 attended our 2003 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

        The committee has adopted a written charter that has been approved by the Company's board of directors. A copy of the charter, as amended as of the date of this proxy statement, is attached as Exhibit A to this proxy statement.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

        The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter. To carry out its responsibilities, the committee met two times and acted three times by unanimous written consent.

        In overseeing the preparation of the Company's financial statements, the committee met with both the Company's management and its outside auditors to review and discuss its audited financial statements prior to their issuance and to discuss significant accounting issues. The Company's management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to the Company's outside auditors, the committee, among other things, discussed with Ernst & Young—Kost Forer Gabay & Kasierer, a member of Ernst & Young global, matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

        On the basis of these reviews and discussions, the committee recommended to the Company's board of directors that it approve the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                      The Audit Committee

                      Philip Weisser, Chairman
                      Jacob E. Goldman
                      Mitchell H. Freeman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding ownership of our common stock as of May 17, 2004 by:

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  each beneficial owner of five percent or more of our common stock;

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  each of our directors;

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  each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and

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  all of our directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Additionally, unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
Israel Aircraft Industries Ltd.(1)	5,553,957	21.3
Robert K. Lifton(2)	4,101,469	15.7
Howard Weingrow(3)	3,313,941	12.7
CVF, LLC(4)	2,537,543	9.7
Zvi Rehavi(5)	536,100	2.1
Jacob S. Weiss(6)	215,816	*
Israel Fisher(7)	60,000	*
Amos Eiran(7)	15,000	*
Jacob E. Goldman(8)	16,698	*
Zeev Nahmoni(9)	27,271	*
Philip Weisser(10)	230,466	*
Mitchell H. Freeman	—	—
All directors and executive officers as a group (10 persons)	7,591,270	29.1

*
Represents beneficial ownership of less than 1%.

(1)
Includes 37,500 shares of our common stock underlying warrants held by Israel Aircraft. Voting control of Israel Aircraft is held by the State of Israel. Israel Aircraft's address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2)
Includes 184,762 shares of our common stock underlying warrants and 693,500 shares of our common stock underlying options which are currently exercisable held by Mr. Lifton, as well as

  758,457 shares of our common stock and 167,034 shares of our common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 102,016 shares of our common stock and an aggregate of 3,794 shares of our common stock underlying warrants held in trust for a relative of Mr. Weingrow of which Mr. Lifton is a trustee.

(3)
Includes 148,191 shares of our common stock underlying warrants and 600,000 shares of our common stock underlying options which are currently exercisable held by Mr. Weingrow, as well as 758,457 shares of our common stock and 167,034 shares of our common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

(4)
Based on a Schedule 13D filed with the SEC on September 2, 2003 and a Form 4 filed with the SEC on November 17, 2003, CVF, LLC, Richard C. Goodman, Longview Management Group, LLC, James A. Star, The Edward Memorial Trust and Geoffrey F. Grossman, not individually, but as trustee of The Edward Memorial Trust, have shared voting power and shared dispositive power of such shares of common stock, which number includes 287,742 shares of common stock issuable upon exercise of outstanding warrants. These shares and shares underlying warrants are held of record by CVF. Based on such filings:

•
Richard C. Goodman is the Executive Manager of CVF.

•
Longview Management Group, LLC provides investment advisory services to CVF.

•
James A. Star is president of Longview Management Group.

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The Edward Memorial Trust is a majority equity owner of Longview Management Group, LLC.

•
Geoffrey F. Grossman is the trustee of The Edward Memorial Trust.

  The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(5)
Includes options to acquire 535,000 shares of our common stock which are currently exercisable.

(6)
Includes options to acquire 210,000 shares of our common stock which are currently exercisable.

(7)
Represents options to acquire shares of our common stock which are currently exercisable.

(8)
Includes options to acquire 15,000 shares of our common stock which are currently exercisable.

(9)
Includes options to acquire 25,000 shares of our common stock which are currently exercisable.

(10)
Includes 8,677 shares of our common stock underlying warrants and 5,000 shares of our common stock underlying options which are currently exercisable held by Mr. Weisser, as well as 163,858 shares of our common stock and 15,181 shares of our common stock underlying warrants held by two trusts for the benefit of Mr. Weisser's family members, of which Mr. Weisser is the trustee.

EXECUTIVE COMPENSATION

Report on Executive Compensation

  Compensation Philosophy

        We believe that executive compensation should:

  •
  provide motivation to achieve strategic goals by tying executive compensation to our performance, as well as affording recognition to individual performance;

  •
  provide compensation reasonably comparable to that offered by other technology development companies and fuel cell companies; and

  •
  align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

        Our compensation philosophy is designed to encourage and balance the attainment of short-term compensation goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk." This philosophy is intended to apply to all management.

  Compensation Program

        Our executive compensation program is determined, or is recommended for our board's determination, by a majority of our independent directors voting alone. This program has three major components: base salary, short-term incentive bonus payments and long-term equity incentives.

        Individual compensation reviews for all executive officers, including our Chief Executive Officer, are conducted from time to time, depending on the expiration or renewal dates of employment or consulting agreements with our executive officers. Compensation in fiscal year 2003 was determined in accordance with the employment or consulting agreement applicable to that executive officer and based on each individual's sustained performance, the achievement of our research and development goals and our then-projected capital requirements for the year. We do not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

        Base salary and compensation, as well as short-term incentive bonus payments, are determined by evaluating individual responsibility levels and individual performance.

        Our board of directors believes that executive officers, including our Chief Executive Officer, who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant equity stake in our ongoing success. Accordingly, one of our principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive to remain with us since options generally vest and become exercisable at least one year after the date of grant.

        Robert K. Lifton, our Chairman and Chief Executive Officer, will not be present during the voting or deliberations of his compensation.

        Our independent board members and our board of directors as a whole will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

The Board of Directors

Robert K. Lifton, Chairman	Howard Weingrow
Jacob S. Weiss	Jacob E. Goldman
Amos Eiran	Philip Weisser
Zeev Nahmoni	Mitchell H. Freeman

Summary Compensation Table

        The following table sets forth information with respect to compensation earned by our Chief Executive Officer and our other executive officers who earned in excess of $100,000, for the years indicated.

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options		All Other Compensation
Robert K. Lifton Chairman and Chief Executive Officer	2003	—	—	$240,000	(1)	50,000		—
	2002	—	—	$296,000	(1)	100,000		—
	2001	—	—	$240,000	(1)	75,000		—
Howard Weingrow President and Treasurer	2003	—	—	$145,000	(1)	50,000		—
	2002	—	—	$244,000	(1)	100,000		—
	2001	—	—	$145,000	(1)	75,000		—
Zvi Rehavi Executive Vice President	2003	$244,000	$97,000	$119,000	(2)	35,000		$72,000	(3)
	2002	$244,000	$96,000	$116,000	(2)	100,000		$73,000	(3)
	2001	$242,000	$95,000	$113,000	(2)	100,000	(4)	$76,000	(3)
Jacob S. Weiss Senior Vice President—Business Development	2003	$90,000	—	$146,000	(5)	35,000		$16,000	(6)
	2002	$145,000	—	$75,000	(5)	75,000		$30,000	(7)
	2001	$97,000	—	—		—		$35,000	(7)
Israel Fisher Senior Vice President—Finance	2003	$145,000	$6,000	$41,000	(8)	15,000		$50,000	(9)
	2002	$142,000	$19,000	$43,000	(8)	25,000		$48,000	(9)
	2001	$137,000	$14,000	$41,000	(8)	—	(4)	$53,000	(9)

(1)
Messrs. Lifton and Weingrow are each paid as an independent consultant for their respective services.

(2)
Includes an apartment allowance of $72,000 and a $30,000 payment for an educational fund.

(3)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $56,000, $53,000 and $52,000 for 2001, 2002 and 2003, respectively, and a contribution of $20,000 to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout.

(4)
Does not include options issued by Medis El in 1998 to the named executive officers, of which the underlying ordinary shares of Medis El were exchanged in 2001 for our shares of common stock as a consequence of our exchange offer in June 2000 for shares of Medis El we did not already own. Such exchange was at the same exchange ratio of 1.37 used in the Medis El exchange offer.

(5)
Includes $72,000 and $144,000 earned in 2002 and 2003, respectively, under a consulting agreement.

(6)
Represents an employer contribution to pension and savings funds.

(7)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions.

(8)
Includes a $31,000 payment for an educational fund.

(9)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $30,000, $28,000 and $50,000 in 2001, 2002 and 2003, respectively, and a contribution of $23,000 and $20,000 in 2001 and 2002, respectively, to an insurance pension fund.

Option Grants in Last Fiscal Year

        The following table sets forth information with respect to options grants issued by us in the fiscal year ended December 31, 2003 to the named executive officers in the Summary Compensation Table.

	Number of Securities Underlying Options Granted	Percent of Total Option Granted To Employees in Fiscal Year (1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Robert K. Lifton	50,000	11.3	4.00	February 12, 2006	$32,000	$66,000
Howard Weingrow	50,000	11.3	4.00	February 12, 2006	$32,000	$66,000
Zvi Rehavi	35,000	7.9	4.00	February 12, 2006	$22,000	$46,000
Jacob S. Weiss	35,000	7.9	4.00	February 12, 2006	$22,000	$46,000
Israel Fisher	15,000	3.4	4.00	February 12, 2006	$9,000	$20,000

(1)
Includes options issued to consultants and directors.

Fiscal Year End Option Values

        The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2003 and the fiscal year-end value of unexercised options held by the named executive officers in the Summary Compensation Table.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Lifton	—	—	643,500	50,000	$1,360,000	$335,000
Howard Weingrow	—	—	550,000	50,000	$741,000	$335,000
Zvi Rehavi	—	—	567,600	35,000	$2,671,000	$234,000
Jacob S. Weiss	—	—	175,000	35,000	$923,000	$235,000
Israel Fisher	—	—	45,000	15,000	$161,000	$101,000

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 about our common stock that may be issued upon exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
1999 Stock Option Plan	2,308,450	$8.86	371,000
Equity compensation plans not approved by security holders:
Warrant Agreement(1)	100,000	$20.48	—
Warrant Agreement(2)	50,000	$20.62	—
Warrant Agreements(3)	75,000	$20.00	—
Warrant Agreement(4)	25,000	$20.00	—
Warrant Agreement(5)	50,000	$5.35	—

Total:	2,608,450		371,000

(1)
On July 15, 2000, pursuant to an advisory services agreement dated June 12, 2000 (the "CIBC Agreement"), we issued to CIBC World Markets Corp. a warrant to purchase an aggregate of 100,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.48. The warrant expires on July 15, 2005. Such warrant was not granted under our 1999 Stock Option Plan.

(2)
On October 15, 2000, also pursuant to the CIBC Agreement, we issued to CIBC World Markets Corp. a warrant to purchase an aggregate of 50,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.62. The warrant expires on October 15, 2005. Such warrant was not granted under our 1999 Stock Option Plan.

(3)
On July 12, 2000, we issued to each of three members of our corporate advisory board a warrant to purchase an aggregate of 25,000 shares of our common stock. All of such warrants are currently exercisable and have an exercise price per share of $20.00. The warrants expire on December 31, 2004. Such warrants were not granted under our 1999 Stock Option Plan.

(4)
On July 2, 2001, we issued to a new member of our corporate advisory board a warrant to purchase an aggregate of 25,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.00. The warrant expires on December 31, 2004. Such warrant was not granted under our 1999 Stock Option Plan.

(5)
On April 1, 2003, pursuant to a consulting agreement of the same date, we issued to a consulting company, the principal of which was subsequently appointed our Vice President of Marketing, a warrant to purchase an aggregate of 50,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $5.35. The warrant expires on April 1, 2006. Such warrant was not granted under our 1999 Stock Option Plan.

Employment and Consulting Agreements

        We have an employment agreement with Zvi Rehavi. Mr. Rehavi's agreement is for a three year term expiring on March 31, 2005. The agreement, in addition to salary, stock options and fringe benefits, provides for six months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El Ltd., an indirect wholly-owned subsidiary, with subsequent dismissal by the new owners. Furthermore, upon termination of employment, Mr. Rehavi is entitled to severance payments governed by Israeli law.

        We have an employment agreement with Israel Fisher. Mr. Fisher's agreement is for a one year term expiring on March 23, 2005 with automatic one year renewal terms commencing on the expiration of such term, and expires upon 30 days written notice by either party or without notice by us if Mr. Fisher is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Fisher, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Fisher receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. The agreement also provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners. Furthermore, upon termination of employment, Mr. Fisher is entitled to severance payments governed by Israeli law.

        We have an employment agreement with Jacob Weiss. Mr. Weiss' agreement expires upon 30 days written notice by either party or without notice by us if Mr. Weiss is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Weiss, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Weiss receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. Upon termination of employment, Mr. Weiss is entitled to severance payments governed by Israeli law.

        Mr. Weiss also provides consulting services to More Energy, an indirect wholly-owned subsidiary, pursuant to a consultancy agreement dated as of July 1, 2002 between More Energy and a corporation majority-owned by Mr. Weiss. Such agreement had an initial term through December 31, 2003 and provides for an automatic 12 month extension, subject to earlier termination. The agreement provides for payment to the consultant of a monthly retainer, reimbursement of business expenses and any applicable value added tax.

        We have entered into consulting agreements with each of Robert K. Lifton and Howard Weingrow. Each agreement is for a two year term which commenced January 2, 2000, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreements each provide for annual retainers to be paid monthly and reimbursement of any business expenses incurred in the performance of services under the agreement. The annual retainers are subject to review by mutual agreement between the parties prior to the beginning of each renewal term. Each agreement further provides that either the consultant or we may terminate the agreement upon thirty days prior written notice if there is a material breach of the agreement and there was an opportunity to cure the breach. Each agreement subjects the consultant to a non-competition covenant in our favor.

Directors' Compensation

        Non-employee directors receive $1,000 for each board of directors meeting attended and members of our audit committee receive $1,500 for each audit committee meeting attended. Furthermore, directors receive reimbursement for travel, lodging and a flat per diem of $85 for each board or committee meeting attended out of town. Directors also receive stock options as fixed by the board of directors upon becoming a director and each year thereafter, at the discretion of the board.

        We paid Amos Eiran, a non-employee director, an aggregate of approximately $14,000 for consulting services he provided to us in 2003.

Compensation Committee Interlocks and Insider Participation

        We do not have a compensation committee. Compensation of our executive officers is determined, or recommended for our board's determination, by a majority of our independent directors voting alone.

Section 16(a) Beneficial Ownership of Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2003 such reporting persons complied with the filing requirements of Section 16(a) except that each of Messrs. Lifton, Weingrow and Goldman were not timely in the filing of one Statement of Changes in Beneficial Ownership of Securities. Furthermore, (i) CVF, LLC and Richard C. Goodman were not timely in the filing of their Initial Statement of Beneficial Ownership of Securities and two Statements of Changes in Beneficial Ownership of Securities, and (ii) Longview Management Group LLC, James A. Star, The Edward Memorial Trust and Geoffrey F. Grossman, collectively, were not timely in the filing of their Initial Statement of Beneficial Ownership of Securities and one Statement of Changes in Beneficial Ownership of Securities.

Performance Graph

        The graph below compares the annual performance of our common stock with the performance of the Nasdaq National Market Composite Index and a peer group of comparable fuel cell companies (the "Peer Group Index") from June 6, 2000, the date our common stock commenced trading on The Nasdaq SmallCap Market, through December 31, 2003. On October 3, 2000, we commenced trading on The Nasdaq National Market. The performance graph assumes that an investment of $100 was made in our common stock and in each index on June 6, 2000, and that all dividends, if any, were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURNS

	6/6/00	12/31/00	12/31/01	12/31/02	12/31/03
Medis Technologies Ltd.	$100	$71.43	$32.31	$21.98	$47.03
Peer Group Index(1)	100	77.24	21.48	13.18	45.45
Nasdaq National Market Index	100	62.29	49.05	33.49	50.10

(1)
The returns of the Peer Group Index, which consists of Energy Visions Inc., Manhattan Scientifics Inc. and Mechanical Technology Incorporated, are weighted according to the respective issuer's market capitalization.

        We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Certain Relationships

        In November 2000, we purchased an option for the remaining 7% of the outstanding shares of More Energy Ltd., an indirect subsidiary of ours which owns our fuel cell technology, held by Gennadi Finkelshtain, its general manager and director, at an exercise price of 1,714 shares of our common stock for each More Energy share. The aggregate purchase price of the option was US$520,000, which was paid in full in June 2001. On March 14, 2003, we (i) amended the terms of the option agreement to allow us to immediately exercise in full the entire 7% interest upon the payment to Mr. Finkelshtain of 120,000 shares of our common stock and (ii) exercised the option and acquired such remaining 7% interest, making More Energy a wholly owned indirect subsidiary of ours.

        In April 2003 and May 2004, we loaned an aggregate of approximately $264,000 to Mr. Finkelshtain, principally to enable him to pay certain tax obligations arising from the sale of his interest in More Energy to us. Mr. Finkelshtain has executed a non-recourse, interest bearing, secured promissory note (the "Note") in favor of us evidencing such loans. The interest rate under the Note is equal to the applicable federal rate for mid-term loans in effect on the borrowing date which, for purposes of $155,000, equals a rate of 2.94% per annum. We have not yet determined the interest rate on the remaining amount, which will also be equal to applicable federal rate for mid-term loans in effect on the borrowing date. Principal of, and accrued interest on, the Note must be paid in full by the December 31, 2006 maturity date of the Note. Mr. Finkelshtain has also entered into a pledge agreement with us under which he has pledged as collateral for the payment in full of his obligations under the Note 120,000 shares of our common stock owned by him.

        On December 29, 2000, we entered into a $5 million revolving credit line loan agreement with Fleet National Bank. On October 24, 2002, we entered into an amendment to such loan agreement, which extended its termination date to December 26, 2003. On February 20, 2003, we entered into a second amendment to such loan agreement, which extended its termination date to July 1, 2004. On September 30, 2003, we entered into a third amendment to such loan agreement which extended its termination date to July 1, 2005. Under the loan agreement, the outstanding balances bear interest based on either the LIBOR or Prime Rate. Furthermore, any outstanding balance would be collateralized by all cash and other assets on deposit with the bank at any time and an assignment of certain leases owned by a partnership in which Robert K. Lifton and Howard Weingrow are partners. Messrs. Lifton and Weingrow each personally guaranteed any principal and interest on and all other sums payable with respect to our obligations or liabilities to Fleet under the loan agreement.

        We pay rent of approximately $115,000 per year for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Furthermore, we reimburse Stanoff for the use of its administrative staff at such office in the amount of approximately $66,000 per year.

PROPOSAL TWO

APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background And Reasons For The Proposed Amendment

        Our board of directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 35,000,000 to 38,000,000.

        We are requesting approval of this proposal because we need additional shares of common stock available for issuance upon exercise of options that may hereafter be granted under our 1999 Stock Option Plan and pursuant to possible financings and other corporate purposes.

        The additional shares of common stock may be issued from time to time as our board of directors may determine without future action of our stockholders, except as may be required by applicable law and the regulations of The Nasdaq Stock Market. We do not currently have any agreements, arrangements or understandings for the issuance of shares of common stock with respect to any financing, exchange, merger, acquisition or similar transaction.

        The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

        Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

        Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of our shares of common stock outstanding on the record date.

Effectiveness Of Amendment

        If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

        Our board of directors unanimously recommends a vote FOR the amendment to the certificate to increase the number of authorized shares of our common stock.

PROPOSAL THREE

APPROVAL TO AMEND OUR 1999 STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AVAILABLE FOR OPTION GRANTS UNDER THE PLAN

        Our 1999 Stock Option Plan was amended by our board of directors to increase the number of shares of common stock available for option grants under the plan from 3,300,000 to 3,800,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock and the increase is necessary for us to continue to attract and retain qualified employees, officers and directors. A copy of the Plan amendment is attached as Exhibit B to this Proxy Statement.

        The Plan provides for its administration by the board or by a stock option committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the Plan and may prescribe, amend and rescind rules and regulations relating thereto.

        The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who also owns 10% or more of our stock, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the Plan is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required.

        The Plan is open to participation by our and our subsidiaries' employees, non-employee directors and consultants. At the record date, in addition to our chief executive officer and our president, there were approximately 65 of our employees (including 5 officers) as well as approximately 15 non-employee directors and consultants participating or eligible to participate in the Plan.

        Assuming approval of this proposed amendment to the Plan and after giving effect thereto, there would be 3,800,000 shares of common stock available for issuance under the Plan, of which, as of the record date, approximately 582,000 shares would be available for future grants under the Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the Plan or the terms of such grants.

Stockholder Approval

        The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of this amendment to the Plan. Approval of this amendment to the Plan is not conditioned on approval of the amendment to the Plan described in Proposal Four in this Proxy Statement.

        Our board of directors unanimously recommends a vote FOR approval of this amendment to our 1999 Stock Option Plan.

PROPOSAL FOUR

APPROVAL TO AMEND OUR 1999 STOCK OPTION PLAN
TO PROVIDE FOR CERTAIN TAX CHANGES

Background And Reasons For The Proposed Amendments

        During the year 2002, tax reform legislation was enacted in Israel with effect from January 1, 2003, which significantly changed the taxation basis of corporate and individual taxpayers. Our board has therefore determined that the Plan should be amended to conform with these Israeli tax reforms to give our employees residing in the State of Israel the maximum tax benefits allowable under law. These Plan amendments will not apply in any way to employees, directors and consultants who are not residents of the State of Israel or who are not deemed to be residents of the State of Israel for the payment of tax. Directors, executive officers and key employees who may be granted options subject to such amendments include Jacob S. Weiss, Amos Eiran, Zeev Nahmoni, Zvi Rehavi, Israel Fisher and Gennadi Finkelshtain.

        Additionally, we are seeking revisions to the section of the Plan regarding transferability of options to grant our board of directors authority to permit the assignment or transfer of outstanding options to an expanded category of persons and entities.

        A copy of the Plan amendments is attached as Exhibit B to this Proxy Statement.

Description of Proposed Amendments

        The amendments (i) would provide that options granted to Israeli employees and directors as of January 1, 2003 would be governed by Section 102 of Israel's Income Tax Ordinance [New Version], 1961 (the "Ordinance") and (ii) would grant our board the authority to permit the assignment or transfer of outstanding options to an expanded category of persons and entities than currently provided in the Plan.

        Options granted to consultants would not be governed by Section 102 of the Ordinance. Under Section 102, Options may be classified as "Approved 102 Options "or "Unapproved 102 Options."

  Approved 102 Options

        Approved 102 Options are governed by Section 102(b) of the Ordinance and will be held by a trustee for the benefit of the option holders for the requisite holding period under Section 102, which is two years following the end of the tax year in which the options were granted to the optionee, with respect to a CGO (as defined below) and which is one year following the end of the tax year in which the options were granted to the optionee, with respect to an OIO (as defined below). Under current tax laws in effect in the State of Israel, the optionees will not be required to recognize income for Israeli income tax purposes at the date of grant of Approved 102 Options nor at the date of exercise of such options. The release of an Approved 102 Option (or of a share received on the exercise thereof) from the trustee to the optionee, or the sale of an Approved 102 Option (or of a share received on the exercise thereof), whichever is earlier, is a taxable event under Israeli law.

        The grant of Approved 102 Options is subject to approval by Israel's Income Tax Authorities. In addition, CGOs and OIOs may not be granted simultaneously, and our election of the type of Approved 102 Options to be granted under the Plan has to be filed with the Israeli Tax Authorities at least 30 days before the first date of grant of Approved 102 Options. Such election will become effective as of the first date of grant of an Approved 102 Option under the Plan and shall remain in effect at least until the end of the year following the year during which we first granted an Approved

102 Option. Our election shall not prevent us from also granting Unapproved 102 Options at any time or from time to time.

        Approved 102 Options may either be classified as a capital gain option ("CGO") or an ordinary income option ("OIO").

  CGO

        With respect to a CGO, the optionee will realize a capital gain in an amount equal to the spread between (i) the fair market value of the share purchased upon such exercise, on the date such share is sold or released from trust, as the case may be, and (ii) the exercise price of the option. Capital gains realized will be taxed at a flat rate of 25%. Furthermore, the capital gains upon the sale of the shares will not be subject to Israeli social taxes.

        In cases where the exercise price of options is lower than the fair market value of the company's shares on the date of grant (the fair market value of the shares at grant shall be determined according to the average value of the shares on the 30 days preceding the date of grant), the excess of the fair market value of the shares on the date of grant over the exercise price (the "Rebate") shall be considered as compensation income. Upon the sale of shares received following the exercise of options or upon release from the trust, whichever is earlier, the taxable gain shall be taxed in two parts:

  •
  The Rebate will be taxable as ordinary income, and the optionee will be subject to social taxes and income tax rates will be determined in accordance with the optionee's marginal tax rates; and

  •
  The difference between (i) the fair market value of the share on the date such shares were sold or released from the trust, as the case may be, and (ii) the exercise price of the option (plus the Rebate) shall be taxable as capital gain at a flat rate of 25%. Furthermore, the capital gains upon the sale of the shares will not be subject to Israeli social taxes.

        For so long as the shares received upon exercise of the options are held in trust, there will be no taxable event. However, if such shares are transferred from the trust to the optionee, a taxable event will then occur. If the optionee then sells such shares, a second taxable event will occur.

        To the extent the shares received following the exercise of options are sold during the holding period required under Section 102 of the Ordinance, the taxable gain will be considered as ordinary income and will be liable for social taxes. Income tax rates will be determined in accordance with the optionee's marginal tax rates.

  OIO

        With respect to an OIO, the optionee will recognize compensation income, taxable as ordinary income in an amount equal to the difference between (i) the fair market value of the share purchased upon such exercise, on the date such share is sold or released from trust, as the case may be, and (ii) the exercise price of the option. Furthermore, the compensation income upon the sale of the shares will be subject to Israeli social taxes. Income tax rates will be determined in accordance with the optionee's marginal tax rates.

        For so long as the shares received upon exercise of the options are held in trust, there will be no taxable event. However, if such shares are transferred from the trust to the optionee, a taxable event will then occur. If the optionee then sells such shares, a second taxable event will occur.

        To the extent the shares received following exercise of options are sold during the trust period applicable to OIOs, the optionee will recognize ordinary income at the time of such sale or transfer equal to the higher of the tax liability on the grant date or the tax liability upon disposition or transfer.

  Unapproved 102 Options

        Unapproved 102 Options are governed by Section 102(c) of the Ordinance and are not required to be held by a trustee. With respect to non-traded options, the optionee will recognize compensation income, taxable as ordinary income at his or her marginal tax rate upon the sale of shares received following the exercise of options. Furthermore, the compensation income upon the sale of the shares will be subject to Israeli social taxes.

  Transferability of Options

        We are also seeking an amendment of the Plan to give our board the authority, in its sole discretion and from time to time, to permit the assignment or transfer of outstanding options, for no value, to an option holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationship, any persons sharing the option holder's household (other than tenants or employees), to trusts in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the option holder) controls the management of the assets, and any other entity in which such persons (or the option holder) own more than fifty percent (50%) of the voting interests. Such amendment conforms the Plan to General Instruction A(5) to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended. Furthermore, permitting our board to permit such an assignment or transfer of options to a corporation wholly- or majority-owned by the option holder may allow Israeli residents to realize additional tax savings. The Plan currently provides that a holder of outstanding options may only transfer such options to (i) children, grandchildren or spouse, (ii) trusts for the benefit of such family members and (iii) partnerships in which such family members are the only partners.

Approval of Israeli Tax Authorities

        Except with respect to the amendment set forth under the caption "Transferability of Options" above, we require approval of the Israeli tax authorities prior to adopting these Plan amendments.

Stockholder Approval

        The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of these amendments to the Plan. Approval of these amendments to the Plan is not conditioned on approval of the amendment to the Plan described in Proposal Three in this Proxy Statement.

        Our board of directors unanimously recommends a vote FOR approval of these amendments to our 1999 Stock Option Plan.

INDEPENDENT AUDITORS

Ernst & Young

        The audit committee of our board of directors has appointed Ernst & Young—Kost Forer Gabay & Kasierer, a member of Ernst & Young global, Independent Auditors, as our independent auditor for 2004. We expect a representative of Ernst & Young to attend the 2004 Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Professional Services Fees

        Fees incurred by us for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are approximately as follows:

	2003	2002
Audit fees	$100,000	$126,000
Audit-related fees	—	—
Tax fees	34,000	10,000
All other fees	—	—

Total	$134,000	$136,000

        Fees for audit services include fees associated with the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services provided by our auditors in connection with statutory and regulatory filings or engagements. Audit-related fees relate to assurance and related services by our auditors that are reasonably related to the performance of the audit or review of our financial statements. Tax fees included tax compliance and tax consultations.

        The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Company's independent auditor. The policy provides for preapproval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

        Our audit committee has determined that the provision of the above services is compatible with maintaining Ernst & Young's independence.

Arthur Andersen LLP

        On June 25, 2002, we dismissed Arthur Andersen LLP as our independent auditor.

        Arthur Andersen's reports on our financial statements for the fiscal years ended December 31, 2001 and 2000 (the "Prior Fiscal Periods") contained no adverse opinion and no disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

        Our dismissal of Arthur Andersen was approved by our board of directors.

        There were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during either (i) the Prior Fiscal Period or (ii) the period January 1, 2002 through June 25, 2002 (the "Interim Period"), which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the Prior Fiscal Period.

        Arthur Andersen has expressed no disagreement or difference of opinion regarding any of the kinds of events defined as "reportable events" in Item 304(a)(1)(v) of Regulation S-K ("Reportable Events").

        We did not consult Ernst & Young with respect to either the Prior Fiscal Period or the Interim Period as regards (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement or a Reportable Event.

ANNUAL REPORT

        Our 2003 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, exclusive of exhibits. Written requests for such Form 10-K should be sent to Howard Weingrow, President, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022.

OTHER MATTERS

        Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2005 STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for our 2005 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by us at our principal executive offices not later than January 28, 2005.

                      By Order of the Board of Directors

                      Robert K. Lifton,
                       Secretary

May 28, 2004

EXHIBIT A

AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee (the "Committee") will assist the Board of Directors (the "Board") of Medis Technologies Ltd. (the "Company") in fulfilling its oversight responsibilities. The Committee will oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In performing its duties, the Committee will maintain effective working relationships with the Board, management, the internal auditors, if any, and the independent accountants.

Membership

        The Committee will consist of at least three Directors. The Board shall determine the size of the Committee, appoint its members and fill any vacancies that may occur. Each member of the Committee shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. and applicable federal law. The members of the Committee may be removed and/or replaced by the Board at any time. Each year, the Board shall determine which members of the Committee are "audit committee financial experts" as defined by the Securities and Exchange Commission (the "SEC").

Organization

        The Committee will meet at least four times each year, or more frequently as circumstances require. A Committee member will be appointed by the Board to serve as the Chair of the Committee. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee will develop, in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

        A quorum of the Committee consists of a majority of its members. All actions of the Committee must be approved by a majority vote of the members present, unless there are only two members present, in which case such actions require a unanimous vote.

General Responsibilities

        In carrying out its responsibilities, the Committee shall:

  1.
  Maintain open communications with the internal auditors, the independent accountants, management and the Board.

  2.
  Report Committee actions to the full Board and make appropriate recommendations.

  3.
  In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants and other advisers to assist in the conduct of any such investigations. The Committee shall have sole authority to approve related fees and retention terms of such advisers.

  4.
  Meet with the Company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

  5.
  Review and reassess the adequacy of the Committee's charter annually. The Chair of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

  6.
  Review the interim financial statements with management and the independent accountants prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

  7.
  Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  8.
  Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  9.
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  10.
  Prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

  11.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  12.
  Review and discuss with management and the independent accountants (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and (b) any related party transactions (as defined in the rules of the SEC).

  13.
  Review periodically with the Company's counsel any legal and regulatory matters that may have a material effect on the Company's financial statements.

  14.
  Perform such other responsibilities and take such other actions as may be required to be performed by the audit committee of the board of directors of a public company under applicable law, regulations or rules of The Nasdaq Stock Market.

Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

        In carrying out its responsibilities, the Committee shall:

  1.
  Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting), and have the sole authority, where appropriate, to replace the independent accountants. The independent accountants shall report directly to the Committee.

  2.
  Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent accountants. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee, with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

  3.
  Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

  4.
  Ensure receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company or any other relationships that may adversely affect their independence, and, based on such review, shall assess their independence consistent with Independence Standards Board 1. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

  5.
  On an annual basis, review the experience and qualifications of key members of the independent accountants and the independent accountant's quality control procedures.

Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

        In carrying out its responsibilities, the Committee shall:

  1.
  Request the independent accountants to confirm that they are accountable directly to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

  2.
  Review with management significant risks and exposures identified by management and management's steps to minimize them.

  3.
  Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

  4.
  Review with management, the independent accountants and the Chief Financial Officer:

  (a)
  The Company's internal controls, including computerized information system controls and security.

  (b)
  Any significant findings and recommendations made by the independent accountants or internal auditors.

  5.
  After the completion of the annual audit examination, review with management and the independent accountants:

  (a)
  The Company's annual financial statements and related footnotes.

  (b)
  The independent accountants' audit of and report on the financial statements.

  (c)
  The qualitative judgments about the appropriateness and acceptability of accounting principles, including areas where there are alternative accounting policies that could be employed, financial disclosures and underlying estimates.

  (d)
  Any significant difficulties or disputes with management encountered during the course of the audit.

    (e)
    Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards require the independent accountants to discuss with the Committee.
  6.
  Review with management:

  (a)
  Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

  (b)
  Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

  (c)
  The internal audit department's budget and staffing.

EXHIBIT B

AMENDMENT TO

MEDIS TECHNOLOGIES LTD.

1999 STOCK OPTION PLAN

        Amendment dated as of the 30th day of June 2004 of the Medis Technologies Ltd. 1999 Stock Option Plan, as amended (the "Plan").

I.

        The number "3,300,000" in Section 2(a) of the Plan is amended to read "3,800,000."

II.

        Section 12 of the Plan is amended to read as follows:

  12.
  Options Not Transferable.

        The right of any grantee to exercise any option or SAR granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of decent, and any such option or SAR shall be exercisable during the lifetime of such grantee only by him or her; provided, that the Board may, in its sole discretion from time to time, permit a grantee, by expressly so providing in the related Agreement or in an amendment thereto, to assign or transfer, without consideration (and only without consideration), any option or SAR granted to him or her to such grantee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships, any persons sharing the grantee's household (other than tenants or employees), to trusts in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the grantee) controls the management of the assets, and any other entity in which such persons (or the grantee) own more than fifty percent (50%) of the voting interests. Any option or SAR granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the option is granted, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option or SAR.

III.

        The Plan is amended to include the following Appendix A:

MEDIS TECHNOLOGIES LTD.

APPENDIX A—ISRAEL

TO THE 1999 STOCK OPTION PLAN

1.     GENERAL

1.1.
This appendix (the "Appendix") shall apply only to Optionees (as defined below) who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of Medis

  Technologies Ltd. 1999 Stock Option Plan (the "Plan"), which applies to the issuance of shares and Options (as defined below) to purchase shares of Common Stock (the "Shares") of Medis Technologies Ltd. (the "Company").

1.2
This Appendix is effective with respect to shares and Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3.
This Appendix is to be read as a continuation of the Plan and only modifies shares and Options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

1.4.
The Plan and this Appendix are complimentary to each other and shall be deemed as one.

1.5.
Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.     DEFINITIONS

2.1
"Affiliate" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

2.2
"Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3
"Capital Gain Option" or "CGO" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4
"Controlling Shareholder" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5
"Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

2.6
"ITA" means the Israeli Tax Authorities.

2.7
"Non-Employee" means a consultant, Controlling Shareholder or any other person who is not an Employee.

2.8
"Ordinary Income Option" or "OIO" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9
"102 Option" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.10
"3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.11
"Option" means an option to purchase one or more Shares of the Company pursuant to the Plan and the Appendix.

2.12
"Optionee" means a person who receives or holds an Option or a share under the Plan.

2.13
"Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.14
"Section 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.15
"Trustee" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.16
"Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.     ISSUANCE OF OPTIONS

3.1
Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options.

3.2
The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3
The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4
Approved 102 Options may either be classified as Capital Gain Options ("CGOs") or Ordinary Income Options ("OIOs").

3.5
No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6
All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.7
For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.     TRUSTEE

4.1
Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2
Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

4.3
With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

4.4
Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Share granted to him thereunder.

5.     THE OPTIONS

        The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Agreement to be executed pursuant to the Plan and to this Appendix. Each Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting dates and the exercise price.

6.     FAIR MARKET VALUE FOR TAX PURPOSE

        With respect to CGOs, without derogating from Section 8 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's Shares are listed on any established stock exchange or a national market system or if the Company's Shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of the Shares at the Date of Grant shall be determined in accordance with the average value of the closing sales price of the Company's Shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.     ASSIGNABILITY AND SALE OF OPTIONS

        Subject to the provisions of Section 12 of the Plan, as long as Options or Shares purchased pursuant thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, and may only be transferred, assigned, pledged or mortgaged, in accordance with the provisions of Section 102.

8.     INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S PERMIT

8.1.
With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Agreement.

8.2.
Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Agreement, shall be considered binding upon the Company and the Optionees.

9.     DIVIDEND

        The Optionee shall be entitled to receive dividends, if such are distributed by the Company, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options, subject to the withholding of taxes as required under Section 102.

10.   TAX CONSEQUENCES

10.1
Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

10.2
The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to any Optionee until all required payments have been fully made.

10.3
With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

* * * *

IV.

        Except as amended herein, the Plan shall remain in full force and effect.

MEDIS TECHNOLOGIES LTD.
2004 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the 2004 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, 10020, on June 30, 2004 at 10:00 a.m., local time, or any adjournment or postponement thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

(Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example
1.	Election of Directors	The nominees for the Board of Directors are: Robert K. Lifton, Howard Weingrow, Jacob S. Weiss, Amos Eiran, Zeev Nahmoni, Jacob E. Goldman, Philip Weisser and Mitchell H. Freeman
	FOR All Nominees ☐	WITHHELD From All Nominees ☐
(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
Exceptions:

2.	To amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 38,000,000.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To amend the Company's 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder to 3,800,000.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
To amend the Company's 1999 Stock Option Plan to (i) provide for certain tax benefits for employees and directors residing in the State of Israel and (ii) grant the Company's Board of Directors authority to permit the assignment or transfer of outstanding options to an expanded category of persons and entities.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	To transact such other business as may properly come before the meeting.

Yes, I plan to attend the 2004 Annual Stockholders Meeting    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:	, 2004

Signature

Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURNS
Certain Relationships
PROPOSAL TWO
APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
PROPOSAL THREE
APPROVAL TO AMEND OUR 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR OPTION GRANTS UNDER THE PLAN
PROPOSAL FOUR
APPROVAL TO AMEND OUR 1999 STOCK OPTION PLAN TO PROVIDE FOR CERTAIN TAX CHANGES
INDEPENDENT AUDITORS
ANNUAL REPORT
OTHER MATTERS
2005 STOCKHOLDER PROPOSALS
AUDIT COMMITTEE CHARTER
AMENDMENT TO MEDIS TECHNOLOGIES LTD. 1999 STOCK OPTION PLAN
I.
II.
III.
MEDIS TECHNOLOGIES LTD. APPENDIX A—ISRAEL TO THE 1999 STOCK OPTION PLAN
IV.